                                                                    Exhibit 10.6

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.

                                                                  EXECUTION COPY

                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT

         This Interactive Marketing Agreement (the "Agreement"), dated as of January 1, 1998 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and 800-Flowers, Inc. ("1-800-Flowers"), a New York corporation, with its principal offices at 1600 Stewart Avenue, Westbury, New York 11590. AOL and 1-800-Flowers may be referred to individually as a "Party" and collectively as "Parties."

                                  INTRODUCTION

         AOL and 1-800-Flowers are parties to the Interactive Marketing Agreement, dated May 1, 1997 (the "Existing Agreement"), whereby AOL promotes and distributes an interactive site referred to in the Existing Agreement as the Online Area. AOL and 1-800-Flowers each desires to enter into a separate interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated 1-800-Flowers Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS


1.       PROMOTION, DISTRIBUTION AND MARKETING.


         1.1. AOL PROMOTION OF AFFILIATED 1-800-FLOWERS SITE. AOL will provide 1-800-Flowers with the promotions on AOL.com for the Affiliated 1-800-Flowers Site which are described on Exhibit A (the "Promotions"). AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with 1-800-Flowers to provide 1-800-Flowers, as its sole remedy, a comparable promotional placement (i.e., placement which is no less valuable than the Promotion being replaced).

         1.2. IMPRESSIONS. With respect to any Impressions targets specified on Exhibit A, AOL will not be obligated to provide in excess of any of such target amounts in any year. Any shortfall in Impressions at the end of a year will not be deemed a breach of the Agreement by AOL; such shortfall will be added to the Impressions target for the subsequent year. In the event there is a shortfall in Impressions as of the end of the Term (a "Final Shortfall"), AOL will provide 1-800-Flowers, as its sole remedy, with advertising placements through "run of service" advertising on the AOL Network which have a total value, based on an advertising rate of [****] per thousand Impressions, equal to the value of the Final Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the total, guaranteed payment provided for below).

         1.3. CONTENT OF PROMOTIONS. The Promotions will link only to the Affiliated 1-800-Flowers Site and will promote only those Products 1-800-Flowers is allowed to sell pursuant to Section
                  2.1. The specific 1-800-Flowers Content to be contained within the Promotions (including, without limitation, advertising banners and contextual promotions) (the "Promo Content") will be determined by 1-800-Flowers, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. 1-800-Flowers will consistently update the Promo Content on no less than twice per week, and the Parties will jointly consult regarding the Promo Content to ensure that it is designed to maximize performance. Except to the extent expressly described herein (e.g., the placements described in Exhibit A), the specific form, placement,


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

2.       AFFILIATED FLOWERS SITE.

         2.1. CONTENT. In the event that 1-800-Flowers wishes to offer any categories or types of Content or Products in addition to those categories or types specifically allowed pursuant to the Existing Agreement (the "Additional Content"), 1-800-Flowers will notify AOL in writing. 1-800-Flowers' right to offer any such Additional Content will be subject to AOL's prior written approval, which shall not be unreasonably withheld.. In addition, 1-800-Flowers acknowledges and agrees that (a) its ability to sell or promote [****] products [****] may be limited by AOL's arrangements with third-party [****] product retailers and (b) in the event 1-800-Flowers desires to create an area or sub-area related to [****] within the Affiliated 1-800-Flowers Site that is promoted hereunder by AOL, 1-800-Flowers will not be entitled to do so until the Parties have mutually agreed in writing upon the terms and conditions relating to such area. All sales of Products through the Affiliated 1-800-Flowers Site will be conducted through a direct sales format; 1-800-Flowers will not promote, sell, offer or otherwise distribute any products through any format other than a direct sales format [****] without the prior written consent of AOL. 1-800-Flowers will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated 1-800-Flowers Site in accordance with the terms of this Agreement. 1-800-Flowers will ensure that the Affiliated 1-800-Flowers Site does not in any respect promote, advertise, market or distribute the products, services or content of any other Interactive Service.

         2.2. PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Legal Terms & Conditions attached hereto as Exhibit F, 1-800-Flowers will be responsible for all production work associated with the Affiliated 1-800-Flowers Site, including all related costs and expenses.

         2.3. HOSTING; COMMUNICATIONS. 1-800-Flowers will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated 1-800-Flowers Site. In addition, 1-800-Flowers will provide all computer, telephone and other equipment or resources necessary for 1-800-Flowers to access the AOL Network. In the event that 1-800-Flowers elects to create a mirrored version of the Affiliated 1-800-Flowers Site in order to comply with the terms of this Agreement, 1-800-Flowers will bear responsibility for the implementation, management and cost of such mirrored site. 1-800-Flowers will utilize a dedicated high speed connection to maintain quick and reliable transport of information to and from the 1-800-Flowers data center and AOL's designated data center.

         2.4. TECHNOLOGY. 1-800-Flowers will take all reasonable steps necessary to conform its promotion and sale of Products through the Affiliated 1-800-Flowers Site to the then-existing technologies identified by AOL which are optimized for the AOL Service. AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the Affiliated 1-800-Flowers Site to the extent such Content will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test the Affiliated 1-800-Flowers Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

         2.5. PRODUCT OFFERING. Subject to Section 2.1, 1-800-Flowers will use all commercially reasonable efforts to ensure that the Affiliated 1-800-Flowers Site includes substantially


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  all of the Products including any features, offers or contests that are then made available by or on behalf of 1-800-Flowers through any Additional 1-800-Flowers Channel; provided, however, that (a) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs) or where it is prohibited as of the Effective Date by a then-existing written agreement; (b) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to AOL's review and approval and the terms of this Agreement; and (c) in the event a third party promotes, markets or distributes its products or Content through a 1-800-Flowers Additional Channel, 1-800-Flowers will offer AOL a substantially similar opportunity.

         2.6. [****] AND TERMS; [****] 1-800-Flowers will ensure that the [****] for Products in the Affiliated 1-800-Flowers Site do [****] the [****] for the Products or substantially similar Products offered by or on behalf of 1-800-Flowers through any Additional 1-800-Flowers Channel. For purposes of judging 1-800-Flowers' compliance with the foregoing, to the extent 1-800-Flowers charges any shipping, handling or similar charges or any processing, service or similar charges (collectively, the "Service Charges"), the Service Charges will not be considered as part of the prices for the Products in the Affiliated 1-800-Flowers Site; provided, however, that 1-800-Flowers must comply with Section 1.7 of the Existing Agreement.

         2.7. SPECIAL OFFERS. 1-800-Flowers will, on a reasonably periodic basis, promote through the Affiliated 1-800-Flowers Site special offers exclusively available to AOL Members and/or AOL Users (the "Special Offers"). 1-800-Flowers will provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion, subject to the terms and conditions hereof. 1-800-Flowers will ensure that the Special Offers are [****] made available by or on behalf of 1-800-Flowers through any Additional
                  1-800-Flowers Channel during the same time the Special
                  Offers are made available; provided that the foregoing shall not apply to a Special Offer to the extent that 1-800-Flowers cannot make such offer available in the event such offer requires certain support technology from AOL which AOL cannot, or elects not to, provide.

         2.8. OPERATING STANDARDS. 1-800-Flowers will ensure that the Affiliated 1-800-Flowers Site complies at all times with the standards set forth in Sections 2.5, 2.6 and 2.7 of the Existing Agreement and with Exhibit D hereto.

         2.9. ADVERTISING SALES. Neither Party will sell promotions, advertisements, links, pointers or similar services or rights through the Affiliated 1-800-Flowers Site unless and until the Parties have mutually agreed upon a written advertising program whereby the Parties coordinate to establish advertising inventory space and share mutually agreed revenues generated from such advertising sales.

         2.10. TRAFFIC FLOW. 1-800-Flowers will take reasonable efforts to ensure that AOL traffic is either kept within the Affiliated 1-800-Flowers Site or channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement). The Parties will work together on implementing mutually acceptable links from the Affiliated 1-800-Flowers Site back to the AOL Service.

3. AOL EXCLUSIVITY OBLIGATIONS. 1-800-Flowers will be the exclusive provider of fresh-cut flowers and Gift Plants on AOL.com (the "AOL.com Exclusive Products"), as follows:
                  AOL will not (i) promote, market or advertise within AOL.com any entity (other than 1-800-Flowers) that provides "AOL.com Exclusive Products," including but not limited to any entity listed on Exhibit C (each entity so listed, a "1-800-Flowers Competitor") and (ii) will not allow any provider of the AOL.com Exclusive Products, including but not limited to any 1-800-Flowers Competitor, to sell, or offer to sell the AOL.com Exclusive Products within AOL.com; [****].

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

4.       PAYMENTS.

         4.1. GUARANTEED PAYMENTS. During the Term of this Agreement, 1-800-Flowers will pay AOL a total guaranteed amount of US$1,500,000, as follows: during the first eighteen (18) months of the Term and during each of the two (2) twelve-month periods thereafter (each of the foregoing three periods, a "Payment Period"), 1-800-Flowers will pay AOL $500,000 as follows: (i) 1-800-Flowers will pay AOL an amount equal to [****] of all Transaction Revenues in each quarter of each Payment Period (such amount, an "AOL.com Revenue Share"), payable within thirty (30) days of the end of such quarter; and (ii) as of the end of such Payment Period, if the cumulative AOL.com Revenue Share during such Payment Period pursuant to clause (i) does not equal or exceed $500,000, 1-800-Flowers will pay AOL the shortfall within thirty (30) days of the end of such Payment Period.

         4.2. ALTERNATIVE REVENUE STREAMS. In the event 1-800-Flowers or any of its affiliates (a) receives or desires to receive, directly or indirectly, any compensation in connection with the Affiliated 1-800-Flowers Site other than Transaction Revenues [****] (an "Alternative Revenue Stream"), 1-800-Flowers will promptly inform AOL in writing, and the Parties will negotiate in good faith regarding whether 1-800-Flowers will be allowed to market Products producing such Alternative Revenue Stream through the Affiliated 1-800-Flowers Site, and if so, the equitable portion of revenues from such Alternative Revenue Stream (if applicable) that will be shared with AOL. In the event the Parties cannot in good faith reach agreement regarding such Alternative Revenue Stream within ten (10) days of AOL's request to negotiate, either Party will have the right to have such matter submitted to dispute resolution pursuant to Section 6.

         4.3. LATE PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at [****] in effect at such time.

         4.4. AUDITING RIGHTS. 1-800-Flowers shall maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL shall have the right, at its expense, to direct an independent certified public accounting firm to conduct a reasonable and necessary inspection of portions of the books and records of 1-800-Flowers which are relevant to amounts payable to AOL pursuant to this Agreement. Any such audit may be conducted once per year after twenty (20) business days prior written notice; provided that no such audit shall occur during the months of July or August. Any audit shall be at AOL's sole cost and expense unless a discrepancy of the greater of [****] is found, in which case 1-800-Flowers will pay all reasonable costs and expenses related to the audit, not to exceed [****]. In the event 1-800-Flowers has good faith grounds to question AOL's tracking and reporting of Impressions, 1-800-Flowers will be


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  entitled to a report issued by a qualified independent auditor describing AOL's methodologies regarding tracking and reporting of Impressions and certifying AOL's compliance with those methodologies and AOL's compliance with its obligations hereunder. (These reports are currently being provided to AOL for distribution to its partners by the Audit Bureau of Circulations).

         4.5. TAXES. 1-800-Flowers will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

         4.6. REPORTS. Each Party will each provide the other Party with reports evidencing the reporting Party's compliance with its obligations under the Agreement. All reports will be provided in the form and manner that each Party is obligated to provide pursuant to Section 4.8 of the Existing Agreement.

5.       TERM; RENEWAL; TERMINATION.

         5.1. TERM. Unless earlier terminated as set forth herein, the term of this Agreement will commence on the Effective Date and expire on June 30, 2001 (the "Term").

         5.2. TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to either Party's failure to make any payment to the other Party required hereunder shall be ten (10) days from the date receipt of written notice regarding such payment provided for herein. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days, either Party may terminate this Agreement if the breach remains uncured for the applicable time period after written notice thereof to the other Party.

         5.3. TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

         5.4. TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of 1-800-Flowers resulting in control of 1-800-Flowers by an Interactive Service, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate.

6. MANAGEMENT COMMITTEE/ARBITRATION. If the Parties are unable to resolve any dispute, controversy or claim arising under this Agreement (excluding any disputes relating to intellectual property rights or confidentiality) (each a "Dispute"), such Dispute shall be submitted to the Management Committee for resolution. If the Management Committee is unable to resolve the Dispute within ten (10) business days after submission to them, the Dispute shall be solely and finally settled by expedited arbitration in New York, New York, under the auspices of the American Arbitration Association; provided that the Federal Rules of Evidence shall apply IN TOTO to any such Dispute and, subject to the arbitrators' discretion to limit the time for and scope of discovery, the Federal Rules of Civil Procedure shall apply with respect to discovery; and provided further that, consistent with the parties' desire to avoid waste of time and unnecessary expense, any Dispute arising from any provision of the Agreement which expressly provides for the parties to reach mutual agreement as to certain terms therein shall not be submitted to arbitration but shall be resolved in good faith by the Management Committee. The arbitrator may enter a default decision against any Party who fails to participate in the arbitration proceedings. For purposes herein, the "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement.

7. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit E attached hereto and Standard Legal Terms & Conditions set forth on Exhibit F attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


AMERICA ONLINE, INC.                        800-FLOWERS, INC.


By:     /s/ David M. Colburn                By:     /s/ Christopher McCann
    -------------------------------             -------------------------------
Print Name: David M. Colburn                Print Name: Christopher McCann
           ------------------------                    ------------------------
Title:      Senior Vice President           Title:   Senior Vice President
      -----------------------------               -----------------------------

                                    EXHIBIT A

                               PLACEMENT/PROMOTION

------------------------------------------------------ ----------------------------- -----------------------
                      PLACEMENT                                   FLIGHT                 IMPRESSIONS(1)
                                                                  DATES
------------------------------------------------------ ----------------------------- -----------------------
HOLIDAY BLITZ PROGRAM - allocated to run-of-site            [****]                    [****]  PER FLIGHT
banner advertising(2)

------------------------------------------------------ ----------------------------- -----------------------
SHOPPING CHANNEL ANCHOR TENANT POSITION (STANDARD           [****]
ANCHOR TENANT PACKAGE, INCLUDES PROMOTIONS AND
PLACEMENT FOR 1-800-FLOWERS IN SHOPPING CHANNEL
DEPARTMENT)
------------------------------------------------------ ----------------------------- -----------------------
SEARCH RESULTS
------------------------------------------------------ ----------------------------- -----------------------
Search  Results  Pages  -  [****] of banner ads for
following  search  terms (the  "1-800-Flowers  Search       [****]
Terms"):
[****]
------------------------------------------------------ ----------------------------- -----------------------






----------
(1) The holiday blitz promotional commitments will be deemed fulfilled once the Impression estimates have been reached. Prior to November of each year, in order to avoid imbalanced allocation of 1-800-Flowers' [****]
 annual Impressions, the Parties will work together to mutually agree upon a media plan that allocates such Impressions among specific holiday periods.

(2) The holiday blitz will include promotion on an AOL.com homepage button during the [****] preceding Valentine's Day and the [****] period preceding Mother's Day and the combined Impressions from such [****] will not exceed [****] without 1-800-Flowers' prior written approval.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

------------------------------------------------------ ----------------------------- -----------------------
Search Results Pages - [****] rotation on banner ads         [****]
for following additional search terms during
specified flight dates:
[****]
------------------------------------------------------ ----------------------------- -----------------------



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT B

                                   DEFINITIONS

The following definitions will apply to this Agreement:

ADDITIONAL 1-800-FLOWERS CHANNEL. Any other online or Internet-based distribution channel (e.g., an Interactive Service other than AOL) through which 1-800-Flowers makes available an offering comparable in nature to the Affiliated 1-800-Flowers Site.

AFFILIATED 1-800-FLOWERS SITE. The specific area to be promoted and distributed by AOL hereunder through which 1-800-Flowers can market and complete transactions regarding its Products.

AOL INTERACTIVE SITE. Any Interactive Site which is managed, maintained, owned or controlled by AOL or its agents.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL MEMBER. Any authorized user of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL NETWORK. (i) The AOL Service, (ii) AOL.com and (iii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide through which AOL elects to offer the Affiliated 1-800-Flowers Site (and including those properties excluded from the definitions of the AOL Service or AOL.com).

AOL PURCHASER. Any person or entity who enters the Affiliated 1-800-Flowers Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during registration which includes a domain other than an "AOL.com" domain).

AOL SERVICE. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site,
(b) the international versions of the AOL Service (e.g., AOL Japan), (c) "Driveway," "AOL NetFind(TM)," "AOL Instant Messenger(TM)" or any similar product or service offered by or through the U.S. version of the America Online(R) brand service, (d) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete or substantially complete operational control (e.g., third-party Content areas, any Interactive Site containing "members.aol.com" as part of its URL and "Digital City(TM)," "WorldPlay(TM)," "Entertainment Asylum(TM)," the "Hub(TM)," or any similar "sub-service"), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service and (f) any co-branded or private label branded version of the U.S. version of the America Online(R) brand service, (g) any version of the U.S. version of the America Online(R) brand service distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which AOL may acquire subsequent to the Effective Date.

AOL USER. Any user of the AOL Service, AOL.com or the AOL Network.

AOL.COM. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM" brand (or any successor or substitute brand for the "AOL.COM" brand), specifically excluding (a) the AOL Service, (b) any international versions of AOL.com, (c) "Driveway," "AOL Instant Messenger(TM)" or any similar product or service offered by or through such site or any other AOL Interactive Site, (d) any programming or content area offered by or through such site or any other AOL Interactive Site over which AOL does not exercise complete or substantially complete operational control (e.g., third-party Content areas, any Interactive Site containing "members.aol.com" as part of its URL and "Digital City(TM)," "WorldPlay(TM)," "Entertainment Asylum(TM)," the "Hub(TM)," or any similar "sub-service"), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (f) any co-branded or private label branded version of such site (other than a version otherwise prohibited by Section 3 hereof, e.g., a version distributed by
FTD), (g) any version of such site distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (other than a platform or device otherwise prohibited by Section 3 hereof, e.g., a platform owned by FTD), (h) any property, feature, product or service which AOL may acquire subsequent to the Effective Date and
(i) any version of "AOL NetFind(TM)" distributed through any Interactive Site other than AOL.com.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party; or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and 1-800-Flowers customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Information, materials, features, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

[****]

IMPRESSION. User exposure to the page containing the applicable promotion or advertisement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

[****]


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) a 1-800-Flowers site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

LICENSED CONTENT. All Content offered through the Affiliated 1-800-Flowers Site pursuant to this Agreement or otherwise provided to AOL by 1-800-Flowers for related purposes (e.g., Promotions, AOL "slideshows" , etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

1-800-FLOWERS INTERACTIVE SITE. Any Interactive Site (other than the Affiliated 1-800-Flowers Site) which is managed, maintained, owned or controlled by 1-800-Flowers or its affiliates.

1-800-FLOWERS LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites owned, maintained or operated by 1-800-Flowers.

PRODUCT. Any product, good or service which 1-800-Flowers (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the Affiliated 1-800-Flowers Site (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated 1-800-Flowers Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

TRANSACTION REVENUES. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any product, good or service which 1-800-Flowers or its agent offers, sells or licenses to AOL Users through the Affiliated 1-800-Flowers Site, including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties, (b) credit card processing fees to the extent charged and/or collected by the credit card issuer and (c) credits and chargebacks for returned or cancelled goods or services, but not excluding cost of goods sold or any similar cost.

SITE REVENUES. The combination of Transaction Revenues, Advertising Revenues and Additional Revenues.

                                    EXHIBIT C

                        LIST OF 1-800-FLOWERS COMPETITORS

[****]

These entities also include any of their affiliates whose primary business is the sale of the AOL.com Exclusive Products. During the first two (2) years following execution hereof, FLOWERS can replace any of the above bullet points with another entity whose primary business is the sale of the AOL.com Exclusive Products.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                                    EXHIBIT D

                               OPERATING STANDARDS

1. [intentionally omitted].

2. HOSTING; CAPACITY. 1-800-Flowers will provide all computer servers, routers, switches and associated hardware in an amount reasonably necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the Affiliated 1-800-Flowers Site.

3. SPEED; ACCESSIBILITY. 1-800-Flowers will ensure that the performance and availability of the Affiliated 1-800-Flowers Site (a) is monitored on a continuous, 24/7 basis and (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology. 1-800-Flowers will use commercially reasonable to ensure that: (a) the functionality and features within the Affiliated 1-800-Flowers Site are optimized for the client software then in use by AOL Users; and (b) the Affiliated 1-800-Flowers Site is designed and populated in a manner that minimizes delays when AOL Users attempt to access such site.

4. USER INTERFACE. 1-800-Flowers will maintain a graphical user interface within the Affiliated 1-800-Flowers Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to conduct focus group testing to assess compliance herewith.

5. SERVICE LEVEL RESPONSE. 1-800-Flowers agrees to use commercially reasonable efforts to provide the following service levels in response to problems with or improvements to the Affiliated 1-800-Flowers Site:

o For material functions of software that are or have become substantially inoperable, 1-800-Flowers will provide a bug fix or workaround within two (2) business days after the first report of such error.

o For functions of the software that are impaired or otherwise fail to operate in accordance with agreed upon specifications, 1-800-Flowers will provide a bug fix or workaround within three (3) business days after the first report of such error.

o For errors disabling only certain non-essential functions, 1-800-Flowers will provide a bug fix or workaround within sixty (60) days after the first report of such error.

o For all other errors, 1-800-Flowers will address these requests on a case-by-case basis as soon as reasonably feasible.

6. MONITORING. AOL Network Operations Center will work with a 1-800-Flowers-designated technical contact in the event of any performance malfunction or other emergency related to the Affiliated 1-800-Flowers Site and will either assist or work in parallel with Flowers' contact using 1-800-Flowers tools and procedures, as applicable. The Parties will develop a process to monitor performance and member behavior with respect to access, capacity, security and related issues both during normal operations and during special promotions/events.

7. TELECOMMUNICATIONS. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

8. SECURITY REVIEW. 1-800-Flowers and AOL will work together to perform an initial security review of, and to perform tests of, the 1-800-Flowers system, network, and service security in order to evaluate the security risks and provide recommendations to 1-800-Flowers, including periodic follow-up reviews as reasonably required by 1-800-Flowers or AOL. 1-800-Flowers will use commercially reasonable best efforts to fix any security risks or breaches of security as may be identified by AOL's Operations Security. Specific services to be performed on behalf of AOL's Operations Security team will be as determined by AOL in its sole discretion.

9. TECHNICAL PERFORMANCE. 1-800-Flowers will perform the following technical obligations (and any reasonable updates thereto from time to time by AOL):

o 1-800-Flowers will design the Affiliated 1-800-Flowers Site to support the Windows version of the Microsoft Internet Explorer 4.0 browser, and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com/BrowTable.html."

o 1-800-Flowers will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at: "http://webmaster.
         info.aol.com/Brow2Text.html."

o 1-800-Flowers will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text") and to adhere to AOL's parameters for refreshing cached information listed at "http://webmaster.info.aol.com/CacheText.html."

                                    EXHIBIT E

                   STANDARD ONLINE COMMERCE TERMS & CONDITIONS


1. AOL NETWORK DISTRIBUTION. 1-800-Flowers will not authorize any third party to distribute or promote the Affiliated 1-800-Flowers Site or any 1-800-Flowers Interactive Site through the AOL Network absent AOL's prior written approval. The Promotions and any other promotion or advertisement purchased from or provided by AOL will link only to the Affiliate 1-800-Flowers Site (or the 1-800-Flowers Interactive Site under the Existing Agreement, as applicable).

2. PROVISION OF OTHER CONTENT. In the event that AOL notifies 1-800-Flowers that
(i) as reasonably determined by AOL, any Content within the Affiliated 1-800-Flowers Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R) brand service), the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated 1-800-Flowers Site (other than any specific items of Content which may be expressly identified in this Agreement), then 1-800-Flowers will take commercially reasonable steps to block access by AOL Users to such Content using Flowers' then-available technology. In the event that 1-800-Flowers cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then 1-800-Flowers will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. 1-800-Flowers will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. CONTESTS. 1-800-Flowers will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Affiliated 1-800-Flowers Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4. NAVIGATIONAL ICONS. Subject to the prior consent of 1-800-Flowers, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Affiliated 1-800-Flowers Site (or portions thereof) with other content areas on or outside of the AOL Network.

5. DISCLAIMERS. Upon AOL's request, 1-800-Flowers agrees to include within the Affiliated 1-800-Flowers Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between 1-800-Flowers and AOL Users purchasing Products from 1-800-Flowers.

6. LOOK AND FEEL. 1-800-Flowers acknowledges and agrees that AOL will own all right, title and interest in and to the AOL Look and Feel, subject to Flowers' ownership rights in any 1-800-Flowers trademarks or copyrighted material within the Affiliated 1-800-Flowers Site and the 1-800-Flowers Look and Feel. AOL acknowledges and agrees that 1-800-Flowers will own all right, title and interest in and to the 1-800-Flowers Look and Feel and the 1-800-Flowers Affiliated Site, subject to the AOL Look and Feel.

7. MANAGEMENT OF THE AFFILIATED 1-800-FLOWERS SITE. 1-800-Flowers will manage, review, delete, edit, create, update and otherwise manage all Products available on or through the Affiliated 1-800-Flowers Site, in a timely and professional manner and in accordance with the terms of this Agreement. 1-800-Flowers will ensure that each Affiliated 1-800-Flowers Site is current, accurate and well-organized at all times. 1-800-Flowers warrants that the Products and other Content contained therein: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, 1-800-Flowers represents and warrants that it owns or has a valid license to all rights to any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. 1-800-Flowers also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated 1-800-Flowers Site. AOL will have no obligations with respect to the Products available on or through the Affiliated 1-800-Flowers Site, including, but not limited to, any duty to review or monitor any such Products.

8. DUTY TO INFORM. 1-800-Flowers will promptly inform AOL of any information related to the 1-800-Flowers Service or Affiliated 1-800-Flowers Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. CUSTOMER SERVICE. It is the sole responsibility of 1-800-Flowers to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"). 1-800-Flowers will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated 1-800-Flowers Site, and AOL will have no obligations whatsoever with respect thereto. 1-800-Flowers will receive all emails from Customers via a computer available to Flowers' customer service staff and generally respond to such emails within one business day of receipt. 1-800-Flowers will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. 1-800-Flowers will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. 1-800-Flowers will offer AOL Users who purchase Products through such Affiliated 1-800-Flowers Site a money back satisfaction guarantee. 1-800-Flowers will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. 1-800-Flowers will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by 1-800-Flowers directly from customers. Flowers' order fulfillment operation will be subject to AOL's reasonable review.

10. PRODUCTION WORK. In the event that 1-800-Flowers requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Affiliated 1-800-Flowers Site, (ii) a redesign of or addition to the Affiliated 1-800-Flowers Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, 1-800-Flowers will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify 1-800-Flowers of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent 1-800-Flowers elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to 1-800-Flowers upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of 1-800-Flowers will be as determined by AOL in its sole discretion.

11. OVERHEAD ACCOUNTS. To the extent AOL has granted 1-800-Flowers any overhead accounts on the AOL Service, 1-800-Flowers will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to 1-800-Flowers, but 1-800-Flowers will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12. AOL USER COMMUNICATIONS. To the extent 1-800-Flowers sends any targeted form of communications to AOL Users, 1-800-Flowers will promote the Affiliated 1-800-Flowers Site as the location at which to purchase Products (as compared to any more general or other site or location). In addition, 1-800-Flowers will not send any targeted form of communications that encourages AOL Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (a) using Content other than the Licensed Content; (b) bookmarking of Interactive Sites other than the Affiliated 1-800-Flowers Site; (c) using Interactive Sites other than those covered by the revenue-sharing provisions herein; (d) changing the default home page on the AOL browser; or (e) using any Interactive Service other than AOL. This section 12 will not affect 1-800-Flowers' ability to send mailings to its general customer base (e.g., print catalog).

13. MERCHANT CERTIFICATION PROGRAM. 1-800-Flowers will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

                                    EXHIBIT F

                        STANDARD LEGAL TERMS & CONDITIONS

1. PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Affiliated 1-800-Flowers Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"); provided, however, that either Party's use of screen shots of the Affiliated 1-800-Flowers Site for promotional purposes will not require the approval of the other Party so long as America Online(R)is clearly identified as the source of such screen shots. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials. Once approved, the Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated 1-800-Flowers Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, prompt notice thereof will be provided to the other Party.

2. LICENSE. During the Term of this Agreement, 1-800-Flowers hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Licensed Content (or any portion thereof) through such areas or features of the AOL Network solely in accordance with the terms and conditions hereof. 1-800-Flowers acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual materials prepared by 1-800-Flowers or by AOL on behalf of 1-800-Flowers solely at Flowers' request (e.g., as part of an AOL "slideshow"). Subject to such license, 1-800-Flowers retains all right, title and interest in the Licensed Content. In addition, AOL Users will have the right to access and use the Affiliated 1-800-Flowers Site.

3. TRADEMARK LICENSE. In designing and implementing the Materials and subject to the other provisions contained herein, 1-800-Flowers will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its affiliates will be entitled to use the following trade names, trademarks, and service marks of 1-800-Flowers (collectively, together with the AOL marks listed above, the "Marks"): 1-800-1-800-Flowers, Gift Concierge Service, World's Favorite Florist, Freshness Care System and Fresh Thoughts; provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party, including, without limitation, seeking to register the other Party's Marks as part of a composite mark.

5. QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound;
(iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

8. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of two years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents or affiliates who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five
(5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.     LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

9.1. LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED FLOWERS SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS ("COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNT OF PAYMENT OBLIGATIONS TO BE PAID TO AOL BY FLOWERS HEREUNDER IN THE YEAR IN WHICH LIABILITY ACCRUES; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO SECTION 4.

9.2. NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED FLOWERS SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED FLOWERS SITE.

9.3. INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except to the extent Liabilities result from the negligence or misconduct of the other Party or material breach of any duty, representation or warranty by the other Party.

9.4. CLAIMS. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. Each Party reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by the other Partyhereunder, and in such event, such other Party will have no further obligation to provide indemnification for such matter hereunder.

9.5. ACKNOWLEDGMENT. AOL and 1-800-Flowers each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. SOLICITATION OF AOL USERS. During the term of this Agreement, and for the one-year period following the expiration or termination of this Agreement, neither 1-800-Flowers nor its agents (acting at 1-800-Flowers direction) will use the AOL Network to (i) solicit, or participate in the solicitation of AOL Users when that solicitation is for the benefit of any AOL Competitor (as defined in the Existing Agreement) or (ii) promote any services which could reasonably be construed to be in competition with AOL in its business or providing Internet or online services. In addition, 1-800-Flowers may not send AOL Users e-mail communications promoting Flowers' Products through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User has either (i) engaged in a transaction with 1-800-Flowers through the AOL Network or (ii) voluntarily provided information to 1-800-Flowers through a contest, registration, or other communication, which included notice to the AOL User that the information provided by the AOL User could result in an e-mail being sent to that AOL User by 1-800-Flowers or its agents. A Prior Business Relationship does not exist by virtue of an AOL User's visit to an Affiliated 1-800-Flowers Site (absent the elements above). More generally, 1-800-Flowers will be subject to any standard policies regarding e-mail distribution through the AOL Network which AOL may implement.

11. COLLECTION OF USER INFORMATION. 1-800-Flowers is prohibited from collecting AOL Member screennames or AOL User email addresses from public or private areas of the AOL Network, except as specifically provided below. 1-800-Flowers will ensure that any survey, questionnaire or other means of collecting AOL Member screennames or AOL User email addresses, names, addresses or other identifying information ("User Information"), including, without limitation, requests directed to specific AOL Member screennames or AOL User email addresses and automated methods of collecting such information (an "Information Request") complies with (i) all applicable laws and regulations and
(ii) any privacy policies which have been issued by AOL in writing during the Term (the "AOL Privacy Policies"). Each Information Request will clearly and conspicuously specify to the AOL Users at issue the purpose for which User Information collected through the Information Request will be used (the "Specified Purpose").

12. USE OF USER INFORMATION. 1-800-Flowers will restrict use of the User Information collected through an Information Request to the Specified Purpose. In no event will 1-800-Flowers (i) provide User Information (excluding any such information (e.g., name) that was received by 1-800-Flowers from an AOL User via another 1-800-Flowers sales channel and was not overlaid against or otherwise derived from other information received from such user via the AOL Service or AOL.com) to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the members in question),
(ii) rent, sell or barter User Information, (iii) identify, promote or otherwise disclose such User Information in a manner that identifies AOL Users as end-users of the AOL Service, AOL.com or the AOL Network or (iv) otherwise use any User Information in contravention of Section 10 above. Notwithstanding the foregoing, in the case of AOL Members who purchase Products from 1-800-Flowers, 1-800-Flowers will be entitled to use User Information from such AOL Members as part of 1-800-Flowers's aggregate list of Customers; provided that 1-800-Flowers's use does not in any way identify, promote or otherwise disclose such User Information in a manner that identifies such AOL Members as end-users of the AOL Service, AOL.com or the AOL Network.

13. EXCUSE. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence, provided: (i) the delayed Party gives the other Party written notice of such cause or condition promptly and (ii) uses its reasonable best efforts to promptly correct such failure or delay. For purposes of this provision, a delay or non-performance shall not be deemed beyond the reasonable control of the Party affected if such delay or non-performance would not have occurred had the affected Party been performing in accordance with the provisions of the Agreement.

14. INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an

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association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

15. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network or by facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the person(s) specified below at the address of the Party set forth in the first paragraph of this Agreement (or otherwise changed on written notice). In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs and the Deputy General Counsel.

16. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

17. RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

18. SURVIVAL. Sections 4.4 and 6 of the body of the Agreement and Sections 8 through 12 of this Exhibit F, will survive the completion, expiration, termination or cancellation of this Agreement.

19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

20. AMENDMENT. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by a senior vice president.

21. FURTHER ASSURANCES. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

22. ASSIGNMENT. Except for assignment, transfer or delegation by either Party to an affiliate or successor by way of merger, consolidation or sale of all or substantially all of such Party's outstanding voting securities or assets, neither Party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

23. CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

24. REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, neither Party will be entitled to offset any amounts that it claims to be due and payable from the other Party against amounts otherwise payable to such other Party.

25. APPLICABLE LAW; JURISDICTION. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

26. EXPORT CONTROLS. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

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27.     HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

28. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document